UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2022

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer

On June 12, 2022, the board of directors (the “Board”) of Volta Inc., a Delaware corporation (the “Company”), approved the appointment of Vincent T. Cubbage to the position of Interim Chief Executive Officer of the Company effective as of June 13, 2022.

Mr. Cubbage, age 57, most recently served as Director and Co-Chairperson of the Board. He has served on the Board since the closing (the “Closing”) of the business combination in August 2021 (the “Business Combination”) with the Company’s predecessor, Tortoise Acquisition Corp. II (“Tortoise Corp II”), and served as Chief Executive Officer and Chairman of Tortoise Corp II from July 2020 until the completion of the Business Combination. Mr. Cubbage has served as Chief Executive Officer and Chairman of the board of directors of TortoiseEcofin Acquisition Corp. III since February 2021. Mr. Cubbage served as Chief Executive Officer and Chairman of Tortoise Acquisition Corp. from March 2019 to the completion of its initial business combination with Hyliion Inc. on October 1, 2020, and he continues to serve on the board of directors of Hyliion Holdings Corp. He has served as Managing Director - Private Energy of TortoiseEcofin since January 2019. Mr. Cubbage served as the Founder and Chief Executive Officer of Lightfoot Capital Partners from its formation in 2006 through its wind up in December 2019. He served as Chief Executive Officer and Chairman of the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director in the Investment Banking Division of Banc of America Securities from 1998 to 2006; and prior to that was a Vice President at Salomon Smith Barney where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.

There are no arrangements or understandings between Mr. Cubbage and any other person pursuant to which Mr. Cubbage was appointed to serve as Interim Chief Executive Officer of the Company. There are no family relationships between Mr. Cubbage and any director or executive officer of the Company, and Mr. Cubbage has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Commercial Officer

On June 12, 2022, the Board promoted Brandt Hastings to the position of Chief Commercial Officer of the Company effective as of June 13, 2022.

Mr. Hastings, age 42, most recently served as Interim Chief Executive Officer of the Company, and he served as the Chief Revenue Officer of the Company from November 2020 until his appointment as Chief Commercial Officer. Prior to joining Volta, Mr. Hastings served as Senior Vice President of iHeartMedia Inc. from April 2014 to October 2020. Prior to that, Mr. Hastings worked at Clear Channel International, a marketing and advertising company, where he served as Vice President from September 2007 to April 2014, Senior Account Executive from 2005 to 2007 and Account Executive from 2002 to 2005. Mr. Hastings holds a bachelor’s degree in management and Spanish from Gettysburg College.

There are no arrangements or understandings between Mr. Hastings and any other person pursuant to which Mr. Hastings was appointed to serve as Chief Commercial Officer of the Company. There are no family relationships between Mr. Hastings and any director or executive officer of the Company, and Mr. Hastings has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board of Directors

On June 12, 2022 the Board approved the appointment of Katherine J. Savitt to the position of sole Chairperson of the Board.

During his service as Interim Chief Executive Officer of the Company, Mr. Cubbage will not serve as Co-Chairperson of the Board or as a member of the Nominating and Corporate Governance Committee or the Audit Committee of the Board. Effective as of June 13, 2022, Bonita C. Stewart was appointed as Chair of the Nominating and Governance Committee of the Board and as a member of the Audit Committee of the Board.

Item 8.01. Other Events.

On June 13, 2022, the Company issued a press release announcing certain leadership changes. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Volta Inc. Press Release dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	Volta Inc.

	By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Interim Chief Executive Officer

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